Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements (Exhibit I) of M.A. Hanna Company of our report dated June 24, 1994, with respect to the financial statements and schedules of the respective employee benefit plans of M.A. Hanna Company incorporated by reference in the Annual Report (Form 10-K) as amended for the year ended December
31, 1993.

                                               /s/ Ernst & Young





Cleveland, Ohio
June 27, 1994



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                  CONSENT OF INDEPENDENT AUDITORS

                             Exhibit I



Form S-8 No. 33-38988 pertaining to the M.A. Hanna Company Capital Accumulation Plan.

Form S-8 No. 33-51517 pertaining to Wilson Color Profit Sharing Plan.

Form S-8 No. 33-51555 pertaining to PMS Profit Sharing and Retirement Savings Plan.

Form S-8 No. 33-51491 pertaining to Burton Rubber Processing, Inc. Savings and Retirement Plan.

Form S-8 No. 33-51503 pertaining to Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore, TN, Kansas City, MO, San Fernando, CA and Vancouver, WA Operations and Trust (formerly the
Avecor, Inc. Savings and Retirement Plan and Trust).

Form S-8 No. 33-41461 pertaining to the Polymers Group Retirement Savings Plan (formerly the M.A. Hanna Company Capital Accumulation and Savings Plan for Salaried Employees of Day International Corporation).